Exhibit 23.5

     November 7, 1996

                 Consent of Independent Public Accountants

     Richard P. Kerbert
     Chief Financial Officer
     Phonetel Technologies, Inc.
     1127 Euclid Avenue, Suite 650
     Cleveland, Ohio  44115-1601

     Dear Richard:

          I hereby consent to the use by Phonetel Technologies, Inc. in the Prospectus constituting a part of its Form SB-2 registration statement of my audit report dated April 24, 1996 relating to the financial statements of International Payphones, Inc. (a Tennessee Corporation) as of and for the years ended December 31, 1995 and 1994.

          I also consent to the reference to our firm as "experts" in accounting and auditing.

     Sincerely yours,

     /s/ Ernest M. Sewell, CPA
     Ernest M. Sewell, CPA